Exhibit 10.1

FOX FACTORY HOLDING CORP.
2022 Omnibus Plan
(Effective as of May 6, 2022)

1.Purpose and Duration
1.1Purpose. The purpose of the Fox Factory Holding Corp. 2022 Omnibus Plan is to promote the interests of Fox Factory Holding Corp. and its stockholders by: (i) providing a means for the Company and its Affiliates to attract, engage and retain world-class employees, directors and consultants of and to the Company and its Affiliates; (ii) motivating such individuals to assist in the long-term growth and success of the Company; and (iii) providing such individuals with incentives that will align the interests of such individuals with those of the stockholders of the Company.
1.2Duration. The Plan shall commence on the Effective Date and terminate on the ten (10) year anniversary of the Effective Date, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 13. In no event may an Award be granted under the Plan on or after the ten (10) year anniversary of the Effective Date or its earlier termination date; provided, however, that unless otherwise expressly provided in an applicable Award Agreement, any Award granted prior to the ten (10) year anniversary of the Effective Date or earlier termination date may extend beyond such date. The Plan is intended to replace the Fox Factory Holding Corp. 2013 Omnibus Plan, and no further awards will be granted thereunder on and after the Effective Date.
2.Definitions
The following terms shall have the meanings set forth below:
2.1“Acquired Entity” means an entity that is acquired by the Company or an Affiliate through a merger, consolidation, combination, exchange of shares, acquisition or other business transaction, provided that upon the acquisition such entity is an Affiliate.
2.2“Acquired Entity Plan” means a shareholder-approved equity incentive plan established by an Acquired Entity and any awards outstanding thereunder.
2.3“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, and (ii) any entity with which the Company would be considered a single employer under Sections 414(b) and (c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections; provided that for Options and Stock Appreciation Rights an “Affiliate” shall be an entity with respect to which the Common Stock will qualify as “service recipient stock” within the meaning of Section 409A.
2.4“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards or Substitute Awards.
2.5“Award Agreement” means any written agreement, contract, certificate or other instrument or document, which may be in electronic format, evidencing the terms and conditions of an Award granted under the Plan.

2.6“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule l3d-3 and Rule 13d-5 of the Exchange Act.
2.7“Beneficiary” means either (i) any person named by a Participant, in a written designation of beneficiary acceptable to the Company, who is entitled to receive payments or exercise rights that are available under the Plan in the event of such Participant’s death, or (ii) if no such person is named by a Participant, or if no such person designated by such Participant is eligible to receive payments or exercise rights that are available under the Plan in the event of such Participant’s death, such Participant’s Beneficiary shall be the Participant’s estate.
2.8“Board” or “Board of Directors” means the Board of Directors of the Company.
2.9“Cause” means:
(i)If the Participant is a party to a written employment, service or other agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or
(ii)If no written employment or service agreement or other agreement exists, or if such employment or service agreement or other agreement does not define Cause, unless otherwise defined in the Award Agreement, any one or more of the following, in each case as determined in good faith by the Committee: (a) breach of any fiduciary duty or legal or material contractual obligation to the Company or any of its Affiliates; (b) failure to perform satisfactorily such Participant’s material duties to the Company or any of its Affiliates; (c) gross negligence or engagement in insubordination, willful misconduct, willful violation of any law, fraud, embezzlement, acts of dishonesty or a conflict of interest relating to the affairs of the Company or any of its Affiliates; (d) conviction of or pleading nolo contendere to any misdemeanor relating to the affairs of the Company or any of its Affiliates, or any felony; or (e) failure to use the Participant’s best efforts to promote the interests of the Company or any of its Affiliates or, except as otherwise agreed upon between the Participant and the Company, to devote the Participant’s full business time and efforts to the business and affairs of the Company or any of its Affiliates.
2.10“Change in Control” of the Company shall mean the occurrence of any one or more of the following:
(i)The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of substantially all of the assets of the Company to any Person; or
(ii)Any Person becomes the Beneficial Owner (except that a Person shall be deemed to have Beneficial Ownership of all Shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise; or
(iii)A change in the composition of the Board such that individuals who, as of the beginning of any period of twenty-four (24) months determined on a rolling basis (the “measurement date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the measurement date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of Board membership occurs as a result of either an actual or threatened election contest with respect to the election or removal of Directors of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board.

(iv)Notwithstanding the foregoing, (a) if any payment or benefit pursuant to an Award is “nonqualified deferred compensation” under Section 409A to which an exception to Section 409A does not apply, and the payment of benefit of such Award is triggered by a Change in Control, the events described above shall not constitute a Change in Control with respect to such nonqualified deferred compensation unless the event constitutes a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described under Section 409A; and (b) for the avoidance of doubt, a Change in Control shall not be deemed to have occurred as a result of a sale or other disposition of any Affiliate (or any Affiliate’s assets) by which a Participant may be employed.
2.11“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
2.12“Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan composed of not less than two (2) Directors who are members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3. If the Committee does not exist or cannot function for any reason or if the Board withdraws the Committee’s authority to administer the Plan, references to the Committee shall mean the Board.
2.13“Common Stock” means Fox Factory Holding Corp. common stock, $0.001 par value per Share, or any such other securities of the Company into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares, or similar transaction; provided, however, that such other securities shall, for Options and Stock Appreciation Rights, always constitute “service recipient stock” within the meaning of Section 409A.
2.14“Company” means Fox Factory Holding Corp., a Delaware corporation, and any successor thereto.
2.15“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director or Key Person. Continuous Service Status shall not be considered interrupted in the case of: (i) a statutory leave of absence or a sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy (including, without limitation, a policy related to COVID-19 and other pandemics) adopted from time to time; or (iv) in the case of transfers between (a) locations of the Company or its Affiliates or (b) the Company and its Affiliates; provided, however, that for purposes of Incentive Stock Options, “Continuous Service” means the absence of termination of employment service as an “employee” within the meaning of Sections 422 and 3401(c) of the Code. Except with respect to Incentive Stock Options, a change in the capacity in which the Participant renders services to the Company or its Affiliates as an Employee, Director or Key Person will not constitute an interruption of Continuous Service status.
2.16“Director” means a member of the Board or of the board of directors of an Affiliate who is not an Employee.
2.17“Disability” means:
(i)If the Participant is a party to a written employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition contained therein; or
(ii)If no written employment or service agreement exists, or if such employment or service agreement does not define Disability, then Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

Notwithstanding the foregoing, with respect to any Incentive Stock Option, “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and to the extent the vesting or payment of any Award hereunder is accelerated by reason of a Participant’s Disability, no such acceleration shall occur until the Participant experiences a Separation from Service.
2.18“Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.
2.19“Employee” means any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
2.20“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder, or any successor act thereto.
2.21“Fair Market Value” means, as of any date, the value of a Share, which shall be an amount equal to the closing price of a Share on such date (excluding any “after hours” trading) as reported on the NASDAQ (or, if there is no reported sales on such date, on the last preceding date on which the Shares were principally trading) or other principal stock market or exchange or inter-dealer quotation system on which the Shares are traded or quoted. If Shares are not so traded or quoted, fair market value as determined by the Committee in good faith in accordance with Section 409A.
2.22“Fiscal Year” means the fiscal year of the Company, which is the calendar year as of the Effective Date.
2.23“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate; provided, however, if Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of the Plan, the Participant shall not be entitled to terminate his or her employment or service for Good Reason.
2.24“Incentive Stock Option” or “ISO” means an Award to purchase Shares granted under Section 6 to Employees who are “employees” within the meaning of Section 3401(c) of the Code, and which meets the requirements of Section 422 of the Code.
2.25“Insider” means an individual who is, on the relevant date, subject to Section 16 of the Exchange Act due to his or her status with the Company.
2.26“Key Person” means a consultant, other than an Employee or Director, who is a natural person and provides services to the Company or an Affiliate.
2.27“NASDAQ” means the Nasdaq Stock Market stock exchange.
2.28“Nonqualified Stock Option” or “NQSO” means an Award to purchase Shares granted under Section 6 and which is not an ISO.
2.29“Other Award” means a cash-based or Share-based award grant made pursuant to Section 10.
2.30“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.
2.31“Option Price” means the price at which a Share may be purchased by a Participant upon the exercise of an Option.

2.32“Participant” means an Employee, Director or Key Person who is eligible to receive an Award pursuant to Section 3 or who has an outstanding Award granted under the Plan.
2.33“Performance Criteria” means any criterion or criteria selected by the Committee for purposes of establishing the performance goals for a Performance Period, which may include, without limitation, one or more of the following: return on net assets; return on stockholders’ equity; return on assets; return on capital; return on invested capital; revenue; average revenue; stockholder returns; profit margin; earnings per Share; net earnings; operating earnings; free cash flow; earnings before interest, taxes, depreciation and amortization; cash flows; growth of business; operating expenses; capital expenses; cost targets; Share price; enterprise value; equity market capitalization; or sales or market share.
2.34“Performance Share” means an Award denominated in Shares which may be earned, in whole or in part, upon attainment of performance goals during a Performance Period pursuant to Section 9, the terms and conditions of which shall be specified in an Award Agreement.
2.35“Performance Share Unit” means an Award denominated in a unit which may be earned, in whole or in part, upon attainment of performance goals during a Performance Period pursuant to Section 9, the terms and conditions of which shall be specified in an Award Agreement.
2.36“Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more performance goals based on Performance Criteria will be measured for the purpose of determining a Participant’s right to and payment of a Performance Share Unit or Performance Share.
2.37“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.38“Prior Plan” means the Fox Factory Holding Corp. 2013 Omnibus Plan.
2.39“Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following except pursuant to Section 5.5 or a Change in Control: (i) the lowering of the Option Price after the date of grant of an Award, (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles, or (iii) the cancellation of an Option or Stock Appreciation Right at a time when the Option Price (or with respect to a Stock Appreciation Right, the Fair Market Value of the Shares covered by the Stock Appreciation Right on the date of the Award) exceeds the Fair Market Value of the underlying Shares in exchange for any other Award or for cash.
2.40“Restricted Stock” means an Award of a Share pursuant to Section 8, the terms and conditions of which shall be specified in an Award Agreement.
2.41“Restricted Stock Unit” or “RSU” means an Award denominated in a unit pursuant to Section 8, the terms and conditions of which shall be specified in an Award Agreement.
2.42“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
2.43“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
2.44“Section 409A” means Section 409A of the Code and similar applicable state law.
2.45“Separation from Service” means a termination of the employment or other service relationship between the Participant and the Company meeting the requirements of Section 409A(a)(2)(A)(i) of the Code.
2.46“Share Reserve” shall have the meaning ascribed to such term in Section 5.1.

2.47“Share” means a share of the Common Stock.
2.48“Stock Appreciation Right” or “SAR” means an Award, granted alone and designated as a SAR, pursuant to the terms of Section 7.
2.49“Subsidiary” means, with respect to an Incentive Stock Option, a “subsidiary corporation” as defined in Section 424(f) of the Code.
2.50“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Entity to such Acquired Entity’s employee or other service provider pursuant to an Acquired Entity Plan.
2.51 “Unrestricted Stock” means a Share awarded to a Participant pursuant to Section 8 without any vesting restrictions imposing a forfeiture risk on the Participant.
3.Eligibility and Participation
3.1Eligibility. Persons eligible to participate in this Plan include:
(i)All Employees, Directors and Key Persons.
(ii)Holders of equity-based awards granted pursuant to an Acquired Entity Plan are eligible for grants of Substitute Awards, as determined by the Committee, to the extent permitted under applicable listing standards of NASDAQ or any other stock market or exchange on which the Shares are listed.
3.2Participation.
(i)Subject to the provisions of the Plan, the Committee may from time to time select from all eligible Employees, Directors and Key Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award, and Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee, including in connection with any other compensation program established by the Company.
(ii)Eligibility for participation in this Plan is not a guarantee or grant of a right to be selected to receive an Award, and being selected to receive an Award is not a representation or guarantee of being selected to receive any additional Awards. Selection is at the sole discretion of the Committee.
4.Administration
4.1General. The Plan shall be administered by the Committee.
4.2Authority of the Committee. Subject to the terms of the Plan and applicable law, the Committee (or, to the extent permitted hereby, its delegate) shall have full power, authority and discretion to:
(i)designate Participants;
(ii)determine the type or types of Awards to be granted to each Participant under the Plan;
(iii)determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;
(iv)determine the terms and conditions of any Award, grant Awards, and establish any Performance Criteria;

(v)determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;
(vi)determine whether, to what extent and under what circumstances a tax withholding obligation may be satisfied in cash, Shares, or other property;
(vii)determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(viii)interpret, administer, resolve any ambiguity, and reconcile any inconsistency in, and correct any defect in and/or supply any omission, or reconcile any inconsistency in, the Plan and any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan and any Award Agreement;
(ix)establish, adopt, amend, revise, suspend or waive any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan and Award Agreements; and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(x)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the correction of any administrative errors and, consistent with the provisions of Section 16.10, the adoption of such modifications, procedures, and sub-plans as may be necessary or desirable to comply with the laws of non-United States jurisdictions in which the Company or any Affiliate may operate.
4.3Delegation. The Committee may delegate its power, authority and duties as identified herein to a subcommittee, except (i) for the power and authority to grant Awards to Insiders, and (ii) as otherwise prohibited by law. In addition to the delegation authority provided by the previous sentence, to the extent permitted by applicable law or rule of NASDAQ or other applicable stock market or exchange on which the Shares are listed, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Employees that are not Insiders.
4.4Decisions Binding. All determinations, interpretations, designations and decisions made by the Board, the Committee or the Committee’s delegate pursuant to the provisions of the Plan, any Award or any Award Agreement (and all related directives and resolutions of the Board, the Committee or the Committee’s delegate) shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Directors, Key Persons and their Beneficiaries.
4.5Committee Composition. Any grant of an Award by the Committee to an Insider shall require the approval of (i) a Committee consisting of two (2) or more Board members who are “non-employee directors” within the meaning of Rule 16b-3, or (ii) the full Board.
4.6Limitation of Committee Authority Regarding Repricing and Reloads . The Committee is prohibited from (i) Repricing any Option or Stock Appreciation Right, and (ii) providing a cash buyout to holders of Options and Stock Appreciation rights where the Option Price or grant price is greater than the Fair Market Value of the underlying Shares on the date of grant of the Award, without the prior approval of the stockholders of the Company with respect to any proposed Repricing or cash buyout. No Option or Stock Appreciation Right may include provisions that entitle a Participant to the automatic “reload” grant of additional Options or Stock Appreciation Rights in connection with the exercise or expiration of the original Option or Stock Appreciation Right.

5.Shares Subject to the Plan and Maximum Awards
5.1.Number of Shares Available for Grants. Subject to the provisions of Sections 5.2 and 5.5, the aggregate number of Shares that may be granted pursuant to Awards shall be (i) two million nine hundred thousand (2,900,000) Shares, plus (ii) the number of Shares that are subject to outstanding awards under the Prior Plan which either cease for any reason to be subject to such awards or are forfeited, cancelled, or repurchased at their original issue price, (the combined total of (i) and (ii) being the “Share Reserve”); and two million nine hundred thousand (2,900,000) Shares are the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan. Any awards granted under the Prior Plan after March 8, 2022 and prior to the Effective Date shall reduce the Share Reserve.
5.2.Share Counting. Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant or a Beneficiary, and, therefore, the Share Reserve as of a given date shall not be reduced by Shares relating to prior Awards that have expired or have been forfeited or cancelled; and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. Notwithstanding anything to the contrary contained herein, (i) if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the Share Reserve; (ii) Shares withheld by the Company to satisfy a tax withholding obligation shall count against the Share Reserve; (iii) the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued and transferred pursuant to the Plan; (iv) the number of Shares underlying any Substitute Awards shall be counted against, and reduce, the Share Reserve; and (v) Shares that are repurchased by the Company using Option exercise proceeds shall be counted against, and reduce, the Share Reserve.
5.3.Maximum Fiscal Year Awards for Directors of the Board. The maximum aggregate number of Shares subject to Awards granted during a single Fiscal Year to any Director who is a member of the Board, taken together with any cash fees paid to such Director during such Fiscal Year, shall not exceed Nine Hundred Thousand Dollars ($900,000) in total value (calculating the Share value of any such Awards based on the grant date Fair Market Value of such Awards).
5.4.Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the one (1) year anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum one (1) year vesting requirement: any (i) Substitute Awards where more than one (1) year has elapsed since the grant date of the outstanding award previously granted by an Acquired Entity pursuant to an Acquired Entity Plan, (ii) Shares delivered in lieu of fully vested cash-based Awards where more than one (1) year has elapsed since the grant date of such Award, (iii) Awards to Directors of the Board that vest on earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual stockholders’ meeting, and (iv) any Awards the Committee may grant, up to a maximum of five percent (5%) of the available Share Reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 5.5); and, provided, further, that the foregoing one (1) year restriction does not apply to accelerated exercisability or vesting of any Award in case of death or Disability pursuant to the terms of an Award Agreement or otherwise.

5.5.Adjustments. In the event that the Committee determines in its reasonable discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Option Price or grant price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share Option Price or grant price of such Option or Stock Appreciation Right. No adjustment shall be made to an Option or SAR to the extent that it causes such Option or SAR to be treated as the granting of a new Option or SAR under Code Sections 409A and 424, as applicable, or to provide for a deferral of compensation subject to Section 409A.
5.6.Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or Shares otherwise acquired by the Company.
6.Options
6.1Grant of Options. Options may be granted to Participants in such number, upon such terms, and at such times as determined by the Committee; provided, however, that ISOs may be granted only to Participants who are Employees of the Company or a Subsidiary. ISOs shall not be granted to any person who owns or is deemed to own pursuant to Section 424(d) of the Code stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (including any Subsidiary or parent corporation), unless the Option Price is at least one hundred and ten percent (110%) of the Fair Market Value of a Share at the grant date and the Option is not exercisable after the expiration of five (5) years from the grant date of the Award. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSOs.
Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an ISO fails to qualify as such at any time, or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the terms of such Option (or the provisions of the Award Agreement relating thereto) do not satisfy the requirements of Section 409A.
6.2Award Agreement. Options granted under this Plan shall be evidenced by an Award Agreement, which shall specify whether the Option is intended to be an ISO or a NQSO.
6.3Option Price. Except with respect to an Option that is a Substitute Award, the Option Price for each Option shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date as of which the Option is granted (or, in the case of an ISO, granted to a person identified in Section 6.1 above, one hundred and ten percent (110%) of the Fair Market Value of a Share). Notwithstanding the foregoing, an ISO may be granted with a lower Option Price if such ISO is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, and a NQSO may be granted with a lower Option Price if such NQSO is a Substitute Award granted in a manner satisfying the provisions of Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(v)(D).

6.4Duration of Options; Blackout Periods. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable after the expiration of the ten (10) year period beginning on the date of its grant. If determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee may establish, which may be applied differently among Participants or Awards, Options may be deemed exercised by the Participant (or in the event of the death of the Participant, by the Participant’s Beneficiary) on the expiration date of the Option using a net share settlement (or net settlement) method of exercise to the extent that as of such expiration date the Option is vested and exercisable and the Option Price per Share of the Option is below the Fair Market Value of a Share on such expiration date. If there is a blackout period under the Company’s insider trading policy or applicable law (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten (10) day period before the expiration of any Option based on the termination of a Participant’s Continuous Service, the period for exercising such Options be extended until ten (10) days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall be exercised after the expiration date of its original term as set forth in the award Agreement.
6.5Vesting and Exercisability of Options. Subject to Section 5.4, Options shall become vested and exercisable at such times and conditions and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, as set forth in the Award Agreement.
6.6Exercise of Options. Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them pursuant to an Award Agreement. An Award of an Option imposes no obligation upon the Participant to exercise the Option. The Company, its Affiliates and the Committee have no obligation to inform a Participant or Beneficiary of the date on which an Option is no longer exercisable except in the Award Agreement.
6.7Payment. Unless otherwise provided under the terms of an Award Agreement, or as otherwise determined by the Committee, the Option Price shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by delivery (by either actual delivery or attestation) of previously acquired Shares (which are not subject to any pledge or other security interest and acquired other than through the exercise of an ISO) having an aggregate Fair Market Value on the date of exercise equal to the total Option Price, (iii) through a reduction in the number of Shares received through the exercise of the Option (net share settlement) based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) by a combination of (i), (ii) and (iii), or (v) by a broker-assisted sale through delivery of irrevocable instructions to a broker to sell Shares otherwise deliverable upon the exercise of the Option and to promptly deliver to the Company an amount equal to the aggregate Option Price. Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall transfer Shares in an appropriate amount based upon the number of Shares purchased under the Option.
7.Stock Appreciation Rights
7.1Grant of SARs. SARs may be granted to Participants in such number, upon such terms and at such times as determined by the Committee. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement. Except with respect to a SAR that is a Substitute Award and is granted in a manner that satisfies Section 409A and Treasury Regulation 1.409A-I (b)(5)(v)(D), the grant price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR.

7.2Vesting and Exercisability of SARs. Subject to Section 5.4, SARs shall become vested and exercisable at such times and conditions and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, as set forth in the Award Agreement.
7.3Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them pursuant to an Award Agreement. An Award of a Stock Appreciation Right imposes no obligation upon the Participant to exercise the Stock Appreciation Right. The Company, its Affiliates and the Committee have no obligation to inform a Participant or Beneficiary of the date on which a Stock Appreciation Right is no longer exercisable except in the Award Agreement.
7.4Duration of SARs. The term of a SAR shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years, If determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, SARs may be deemed exercised by the Participant (or in the event of the death of the Participant by the Participant’s Beneficiary) on the expiration date of the SAR to the extent that as of such expiration date the SAR is vested and exercisable and the per Share grant price of the SAR is below the Fair Market Value of a Share on such expiration date.
7.5Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the difference between the Fair Market Value of a Share on the date of exercise over the grant price, by the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in a combination thereof.
8.Restricted Stock, Unrestricted Stock and Restricted Stock Units
8.1Grant of Restricted Stock, Unrestricted Stock or RSUs. Subject to Section 5.4, Restricted Stock, Unrestricted Stock and RSUs may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee. Subject to Section 11.6, dividends paid on any Shares of Restricted Stock will be withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock as determined by the Committee and specified in an applicable Award Agreement with such additional Shares of Restricted Stock being subject to the same vesting schedule specified therein.
8.2Restrictions; Evidence of Ownership. The Committee shall impose conditions and/or restrictions on Restricted Stock or RSUs as it may deem advisable including, without limitation, time-based restrictions and/or restrictions based upon the achievement of other specific goals or circumstances. Restricted Stock or RSUs shall be forfeited to the extent that a Participant fails to satisfy the applicable conditions and/or restrictions. All such conditions and/or restrictions shall be set forth in the applicable Award Agreement. Any Restricted Stock or Unrestricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Company may retain possession of Restricted Stock until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.3Lapse of Restrictions, Payment of Restricted Stock or RSUs. Except as otherwise provided in the Award Agreement or as required by applicable law, Shares of Restricted Stock shall become freely transferable by the Participant as soon as practicable after all applicable conditions and/or restrictions have been satisfied. Except as otherwise provided in the Award Agreement or as required by applicable law, RSUs shall be settled as soon as practicable after all applicable conditions and/or restrictions with respect to such RSUs have been satisfied, in the form of cash or in Shares (or in a combination thereof) as determined by the Committee and set forth in the applicable Award Agreement. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which all applicable conditions and/or restrictions have been satisfied.
9.Performance Shares and Performance Units
9.1Grant of Performance Shares or Performance Share Units. Subject to Section 5.4, Performance Shares and Performance Share Units may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee.
9.2Performance Goals and Other Terms. The Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Share which will vest or the number or value of Performance Share Units that will be paid out to the Participants. Performance Share Units may, as determined by the Committee, be denominated as a cash amount, a number of Shares, a number of units referencing a cash amount, a number of Shares or other property, or a combination thereof. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Shares or Performance Share Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee will determine. The Committee may set performance goals based upon Performance Criteria and the achievement of Company-wide, Affiliate, divisional, business unit, department or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative performance or performance compared to an outside reference or peer group) determined by the Committee in its discretion. After the grant of a Performance Shares or Performance Share Units, the Committee, in its sole discretion, may, subject to Section 5.4, adjust, reduce, eliminate or waive any performance goals, in whole or in part, or other vesting provisions for such Performance Shares or Performance Share Units.
9.3Lapse of Restrictions, Payment of Performance Shares and Performance Share Units. Except as otherwise provided in the Award Agreement or as required by applicable law, Performance Shares shall become freely transferable by the Participant after all applicable conditions and/or restrictions have been satisfied. Except as otherwise provided in the Award Agreement or as required by applicable law, payment of earned Performance Share Units will be made as soon as practicable after the expiration of the applicable Performance Period and a determination is made by the Committee as to the extent to which the Performance Share Units have been earned. The Committee, in its sole discretion, may pay earned Performance Share Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Share Units at the end of the applicable Performance Period) or in a combination thereof.

10.Other Awards and Substitute Awards
10.1Other Awards. The Committee may grant to Participants Other Awards that are denominated in cash or Shares or valued in whole or in part by reference to or are otherwise based upon Shares, either alone or in addition to other Awards granted under this Plan. Other Awards may be settled in Shares, cash or any other form of property, as the Committee shall determine in its sole discretion. Other Awards may be granted for past services, in lieu of bonus or other cash compensation, as determined by the Committee. The Committee shall have sole and complete authority to determine the Employees, Directors and Key Persons to whom and the time or times at which Other Awards shall be made, the number of Shares to be granted pursuant to such Other Awards and all other terms and conditions of Other Awards, including, subject to Section 5.4, whether such Other Awards are made with or without vesting requirements or require payment of a specified purchase price. Other Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate. In the discretion of the Committee, an Award Agreement, other than for an Award of Options or Stock Appreciation Rights, may provide for the payment and crediting of dividends and dividend equivalents, subject to the vesting of the Award, payable in cash, Shares, other securities or other property in compliance with Section 409A.
10.2Substitute Awards. Substitute Awards may, in the discretion of the Committee, be made in assumption of, or in substitution for, outstanding awards previously granted by an Acquired Entity pursuant to the Acquired Entity’s Acquired Entity Plan.
11.Provisions Applicable to All Awards
11.1Award Agreement. Each Award shall be evidenced by an Award Agreement. Such Award Agreement shall specify the terms of the Award, including without limitation, the type of the Award, the Option Price or grant price, if any, the number of Shares subject to the Award, the duration of the Award and such other provisions as the Committee shall determine.
11.2Continuous Service, Death and Disability. Each Award Agreement shall set forth the governing terms and conditions in the event of the Participant’s death, Disability, and any interruption or termination of a Participant’s Continuous Service. The Committee shall not have discretion to accelerate the vesting of an Award except in the event of the Participant’s death or Disability.
11.3Transferability. Except for designations of Beneficiaries by Participants or as otherwise provided otherwise in an Award Agreement, Awards and Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may not be sold, assigned, transferred, pledged, alienated, attached, or otherwise encumbered (and any such purported sale, assignment, transfer, pledge, alienation, attachment or other encumbrance shall be void and unenforceable against the Company or any Affiliate), other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal guardian or legal representative; provided, however, that the Committee may (but shall not be required to) permit other transfers (other than transfers for value) where the Committee concludes that such transferability is otherwise appropriate and desirable, taking into account any factors deemed relevant by the Committee, including without limitation, state or federal tax or securities laws applicable to transferable Awards. In addition to the foregoing, a Participant is prohibited from transferring Options to a third party financial institution without approval of the Company’s stockholders.
11.4Restrictive Legends. All Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, NASDAQ or any other stock market or exchange upon which such Shares are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.5No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional shares should be rounded, up or down, forfeited or otherwise eliminated.
11.6Dividends and Dividend Equivalents. Except with regard to Options and SARs, the Committee may, in its sole discretion and subject to compliance with applicable law including Section 409A, provide that Awards granted under the Plan earn dividends or dividend equivalents and provide that dividends and dividend equivalents either (i) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the Award, or (ii) will be credited to a bookkeeping or other account for the Participant and accumulated without interest until the date upon which the Award becomes vested (and any such dividends or dividend equivalents accrued with respect to forfeited Awards will be reconveyed to the Company or cancelled without further consideration or any act or action by the Participant); and except in the case of Awards of Performance Shares and Performance Share Units, will be paid or distributed to the Participant as accrued no later than the fifteenth (15th) day of the third (3rd) month following the first (1st) calendar year in which the Participant’s right to such dividends and dividend equivalents is no longer subject to a substantial risk of forfeiture or are otherwise vested. In no event shall dividends or dividend equivalents with respect to an Award of Performance Shares or Performance Share Units be paid or distributed until the performance goals of such Award are met, and thereafter shall be paid or distributed no later than the fifteenth (15th) day of the third (3rd) month following the first calendar year in which the Participant’s right to such dividends and dividend equivalents is no longer subject to a substantial risk of forfeiture or are otherwise vested. No dividends or dividend equivalents shall be granted with respect to Options or SARs.
12.Change in Control
12.1Effect of Change in Control. The provisions of this Section 12 shall apply in the case of a Change in Control :
(i)Awards not Assumed, Continued or Substituted. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity, continued by the continuing entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding Performance Shares and Performance Share Units shall be deemed to have been fully earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level as provided in the applicable Award Agreement and, subject to compliance with Section 409A, there shall be a pro rata payout to Participants within thirty (30) days following the date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422, the excess Options shall be Nonqualified Stock Options.

(ii)Awards Assumed, Continued or Substituted. With respect to Awards assumed by the surviving entity, continued by the continuing entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two (2) years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout opportunities attainable under all of such Participant’s outstanding Performance Shares and Performance Share Units shall be earned based on actual performance through the end of the performance period, and there shall be a pro rata payout to the Participant within thirty (30) days after the amount earned has been determined based upon the length of time within the performance period that has elapsed prior to the date of termination. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422, the excess Options shall be Nonqualified Stock Options
12.2Termination, Amendment and Modification of Change in Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision to the contrary, the provisions of this Section 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award granted under the Plan prior to the Change in Control without the prior written consent of the Participant to whom the Award was made; except that no action shall be permitted under this Section 12.2 that would impermissibly accelerate or postpone payment of an Award subject to Section 409A.
13.Amendment, Modification and Termination
13.1Amendment, Modification and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by law, regulation or applicable listing requirement of NASDAQ or any other stock exchange upon which the Common Stock is then listed; provided, further that notwithstanding any other provision of the Plan or any Award Agreement, no such alteration, amendment, suspension or termination shall be made without the approval of the stockholders of the Company if the alteration, amendment, suspension or termination would increase the number of Shares available for Awards under the Plan, except as provided in Section 5.
13.2Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the prior written consent of the Participant to whom the Award was made. The Committee may amend any Award previously granted without the prior written consent of the Participant if such amendment does not adversely affect the Award in any material way, and may amend any Award previously granted with the written consent of the Participant. As provided in Section 4.6, Repricing of an Award of Options and Stock Appreciation Rights without the prior approval of the Company’s stockholders is prohibited.

14.Withholding
The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an applicable Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee, at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding Shares having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes (or such greater amount up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify the Award for equity classification), all in accordance with such procedures as the Committee establishes. Without limiting the generality of the foregoing, a Participant may satisfy, in whole or in part, such withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability, or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of an Option a number of Shares with a Fair Market Value equal to such withholding liability.
15.Indemnification
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company (to the extent permissible under applicable law) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any bona fide claim, action, suit, or proceeding against such person or against the Company and in which he or she may be involved by reason of any action taken or failure to act by him or her under the Plan in his or her capacity as a member of the Committee or of the Board and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
16.Miscellaneous
16.1Number. Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural.
16.2Severability. In the event any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award , or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
16.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations.

16.4Governing Law; Choice of Forum. To the extent not governed by federal law, the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any Award Agreement between the Company and Participant, any aspect of the Participant’s Award Agreement. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated in this Section 16.4 has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 16.4. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan, any Award and Award Agreement.
16.5Plan Controls. Unless expressly stated otherwise in the Plan, in the event of any conflict between the provisions of an Award Agreement and the Plan, the Plan shall control, and the conflicting provisions of the Award Agreement shall be null and void ab initia.
16.6Recoupment, Clawback, Forfeiture. Awards, including any Shares subject to or issued under an Award or the value received pursuant to an Award, as appropriate, notwithstanding any contrary provision of the Plan, shall be subject to recovery, recoupment, clawback and/or other forfeiture pursuant to the Company’s clawback policy. In addition, any Award, including any Shares subject to or issued under an Award or the value received pursuant to an Award, is also subject to any applicable law or regulation or the standards of NASDAQ or any other stock exchange on which the Shares are then listed that provide for any such recovery, recoupment, clawback and/or forfeiture. In addition, the Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
16.7Section 409A Compliance. It is intended that Awards are either exempt from the requirements of Section 409A or will satisfy the requirements of Section 409A (in form and operation). Notwithstanding anything else in the Plan, if the Committee determines a Participant to be one of the Company’s “specified employees” under Section 409A at the time of such Participant’s Separation from Service in accordance with the Company’s specified employee identification date and the Award is subject to Section 409A, then any payment that otherwise would be made to such Participant with respect to this Award as a result of such Separation from Service shall not be made until the date that is six (6) months after such Separation from Service or, if earlier, the date of the death of the Participant. Notwithstanding the foregoing, the Company, its Affiliates, the Board and the Committee shall not have any (i) liability to any Participant or Beneficiary for taxes or penalties under Section 409A, or (ii) obligation to indemnify any Participant or Beneficiary for any taxes or penalties under Section 409A.
16.8Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant or Beneficiary shall have any rights as a stockholder with respect to Shares subject to an Award until such Shares are delivered to the Participant or the Beneficiary. Notwithstanding the foregoing, in connection with each Award of Restricted Stock, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

16.9No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the employment or service capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, or (b) the service of a Key Person, or (c) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be; in each case free from any liability or any claim under the Plan unless expressly otherwise provided in any applicable employment or service agreement.
16.10Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
16.11Unfunded Plan. The Plan shall be unfunded. Neither the Company, any Affiliate, the Board, nor the Committee shall be required to establish any special or separate fund, or trust, or to segregate any assets to assure the performance of their obligations under the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended. To the extent that any Participant or Beneficiary acquires any right to receive Shares or other payments pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
16.12Disqualifying Dispositions. Any Participant who shall make a “disposition” under Section 424(c) of the Code of all or any portion of Shares acquired upon exercise of an ISO within two (2) years from the grant date of such ISO or within one (1) year after the issuance of the Shares acquired upon exercise of such ISO, shall be required to immediately notify the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.
16.13Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments, and adjustments, and to enter into non-uniform and selective Award Agreements.
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